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                                                                    EXHIBIT 16.1

                Letter From PricewaterhouseCoopers LLP Regarding
                        Change in Certifying Accountant

April 4, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Ambassadors International, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report dated April 4, 2002. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,



                         /s/ PricewaterhouseCoopers LLP